Exhibit 99.2

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Second Quarter 2004 Earnings

Supplemental Information

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TNS Business Segments

Global Provider of Business Critical Data Communication Services

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International Services Division (29.5% of Q2 04 revenues)
• TNS services in 11 countries around the world

Point-of-Service Division (46.9% of Q2 04 revenues)	Q2 04 Revenue Q2 04 Adj. Earnings(1)	$60.9 mm $6.0 mm	Telecommunications Services Division (13.5% of Q2 04 revenues)
• Enables communication of transaction data between payment processors and ATM or POS terminals	[LOGO]		• Call signaling and database access services

Financial Services Division (10.1% of Q2 04 revenues)
• Private financial data networks

(1)                               Non-GAAP measure

Q2:04 Financial Overview

	Q2:04	Q2:03	% Chg
International Services Division	$17.9	$11.1	62.2%
Financial Services Division	6.2	5.1	19.7%
Telecommunications Services Division	8.2	6.9	19.4%
Point of Sale Division	28.6	31.0	(7.8)%
Total Revenue	$60.9	$54.1	12.6%

Gross Profit	$31.8	$24.9	27.8%
Gross margin	52.2%	46.0%	620	BP

EBITDA before stock comp expense (1)	$15.9	$12.2	30.4%

Net income (loss) to common stockholders	$1.5	$(4.7)	131.1%

Net income (loss) per common share	$0.05	$(0.38)	113.2%

Adjusted earnings(1)	$6.0	$3.3	82.2%

Adjusted earnings per share - diluted(1)	$0.22	$0.27	(18.5)%

($ in millions except per share amounts)

(1)                               Non-GAAP measures

EBITDA Calculation

	Q2:04	Q2:03	% Chg

Income from operations (GAAP)	$4,361	$1,039	319.9%
Amortization of intangible assets	6,196	6,285	(1.4)%
Depreciation and amortization of property and equipment	4,950	4,825	2.6%
Stock compensation expense	362	23	N/A

EBITDA before stock compensation expense (1)	$15,869	$12,172	30.4%

($ in thousands)

(1)                               Non-GAAP measure

Adjusted Earnings Calculation

	Q2:04	Q2:03	% Chg

Income (loss) before income taxes and equity in net loss of unconsolidated affiliate (GAAP)	$3,139	$(1,020)	407.3%
Equity in net loss of affiliate	(61)	—	N/A
Amortization of intangible assets	6,196	6,285	(1.4)%
Stock compensation expense	362	23	N/A
Adjusted Earnings Before Taxes	$9,636	$5,288	82.2%

Income tax provision at 38%	$3,662	$2,009	82.2%

Adjusted Earnings (1)	$5,974	$3,279	82.2%

Weighted average shares diluted	27,206,244	12,373,369	119.9%

Adjusted Earnings Per Share (1)	$0.22	$0.27	(18.5)%

($ in millions except share and per share amounts)

(1)                               Non-GAAP measures

Balance Sheet Highlights and Capital Structure

	6/30/04		12/31/03

Cash and cash equivalents	$12.4		$11.1
Accounts receivable	46.6		41.5
Current assets	67.9		60.0
Current ratio	1.13	x	0.77	x

Total assets	$344.3		342.4

Long-term debt	$81.0		$150.4
Preferred stock	—		176.5
Stockholders’ equity (deficit)	$210.6		$(37.5)
Total debt/capitalization	27.8%		52.0%

Total liabilities and stockholders’ equity	$344.3		$342.4

($ in millions)

Outlook

Q3 2004	Q3:04	Q3:03	% Chg
Total Revenue ($ millions)	$62.0-$63.0	$57.2	8-10%

Adjusted Earnings(1) ($ millions)	$6.0-$6.5	$5.4	10-21%

2004	2004	2003	% Chg
Total Revenue ($ millions)	$245.7-$250.2	$223.4	10-12%

(1)                               Non-GAAP measure

Forward Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus filed with the SEC on March 16, 2004.  In addition, the statements in this presentation are made as of July 22, 2004.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to July 22, 2004.